EXHIBIT 10.17

                        PIONEER NATURAL RESOURCES COMPANY
                            LONG-TERM INCENTIVE PLAN

                   OMNIBUS NONSTATUTORY STOCK OPTION AGREEMENT
                                    (Group 1)


To:  Option Award Participant

     PIONEER NATURAL RESOURCES COMPANY, a Delaware corporation (the "Corporation"), may from time to time grant you a Nonstatutory Option (the "Option") to purchase shares of the Corporation's authorized common stock, par value $.01 per share. The number of shares subject to this Option and the Exercise Price per share will be set forth in separate memoranda (each a "Notice of Grant"). The Options, if granted, will be granted under Section 6 of the Pioneer Natural Resources Company Long-Term Incentive Plan dated August 7, 1997, as amended (the "Plan"), a copy of which has been furnished to you, and which Plan is expressly incorporated herein and shall be applicable for all purposes. All terms of this Omnibus Nonstatutory Stock Option Agreement (collectively with each Notice of Grant, this "Agreement") are governed by the Plan and if any provision of this Agreement (other than paragraph 6 hereof) conflicts with the expressly applicable terms of the Plan, the provisions of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended to comply with the Plan. All capitalized terms shall have the meanings given them in the Plan unless otherwise defined in this Agreement or unless the context requires otherwise.

     This Agreement does not obligate the Corporation to grant any Options to you. This Agreement does, however, set forth the terms of the agreement between you and the Corporation with respect to any and all Options which may be granted to you. By accepting any grant of Options, you agree to be bound by all of the terms hereof.

     1. Vesting and Exercisability. You cannot exercise the Options and acquire Stock until your right to exercise has vested. Options will vest and be exercisable at the times and with respect to the number of shares of Stock indicated in the applicable Notice of Grant. Options will vest only if you have been an Eligible Individual continuously since the date of grant of such Options through the vesting date. You may exercise your Options for vested portions at any time before the time the Options terminate. The termination time is described in paragraph 3 hereof.

     2. Method of Exercise. You may exercise your Options only by written or recorded electronic notice delivered to the Corporation's Office of the General Counsel or designee, in accordance with instructions generally applicable to all option holders, during the term of the Options. The notice must:

        a. State the number of shares of Stock being purchased;

        b. Be signed or otherwise given by you (or by the person authorized by the Plan in case of your death or Disability);

        c. Be accompanied by payment of the Exercise Price for all shares of Stock being purchased (unless you have provided for payment through a brokerage firm or other means when the Plan so permits); and

        d. Be accompanied by payment of the amount that the Corporation is required to withhold for federal income or other tax purposes (unless you have provided for payment of those taxes to the Corporation in another manner permitted under the Plan).

No Options will be deemed to have been exercised unless all of these requirements are satisfied. However, this provision may be waived by the Corporation by a written document signed by a duly authorized officer of the Corporation.

     3. Termination. With respect to the number of shares for which an Option has vested and become exercisable pursuant to paragraph 1 above, the Option will terminate on the fifth anniversary of the date such Option vested, unless it terminates earlier according to any of the provisions of the Plan, or unless otherwise provided in the Notice of Grant under which such Option was granted.

     4. Incorporation of Plan. All Options are subject to the Plan. Except for the provisions of paragraph 6 hereof, in the event of a difference between a mandatory provision of the Plan and any provision of this Agreement, the Plan's terms govern. The following paragraphs of the Plan are hereby incorporated into this Agreement:

         a. The terms and provisions contained in Paragraph 6.5 of the Plan (concerning method of exercise).

         b. The terms and provisions contained in Paragraph 6.7 of the Plan (concerning medium and time of payment of Exercise Price).

         c. The terms and provisions contained in Paragraph 6.8 of the Plan (concerning payment of Exercise Price with sale proceeds).

         d. The terms and provisions contained in Paragraph 6.12 of the Plan (concerning modification, extension and renewal of Options).

         e. The terms and provisions contained in Paragraph 10.1 of the Plan (concerning adjustment of the Exercise Price and the number of shares of Stock subject to Options upon certain events).

         f. As of November 30, 2000, the terms and provisions contained in Paragraph 10.2 of the Plan (concerning potential changes in the terms and provisions of the Options upon the occurrence of a Change in Control of the Corporation), including the terms and provisions of Paragraph 10.2(a), shall be in effect.

         g. The terms and provisions contained in Paragraph 10.3 of the Plan (concerning a Restructure without a Change in Control of the Corporation).

         h. The terms and provisions contained in Paragraph 11.1 of the Plan (concerning termination of your employment).

         i. The terms and provisions contained in Paragraph 11.3 of the Plan (concerning your death).

         j. The terms and provisions contained in Paragraph 11.4 of the Plan (concerning your Normal Retirement).

         k. The terms and provisions contained in Paragraph 11.5 of the Plan (concerning your Disability).

         l. The terms and provisions contained in Paragraph 11.6 of the Plan (concerning your leave of absence).

         m. The terms and provisions contained in Paragraph 11.7 of the Plan (concerning transferability of Options).

         n. The terms and provisions contained in Paragraph 11.9 of the Plan (concerning delivery of certificates of Stock upon exercise of Options).

         o. The terms and provisions contained in Paragraph 11.10 of the Plan (concerning conditions to delivery of the certificates of Stock upon compliance with applicable securities laws).

         p. The terms and provisions contained in Paragraph 11.11 of the Plan (concerning exercisability of Options by persons subject to the Exchange Act Section 16(b)).

         q. The terms and provisions contained in Paragraph 11.14 of the Plan (concerning your rights as a stockholder of the Corporation).

         r. The terms  and provisions  contained in Paragraph  11.15 of the Plan
      (concerning  certain   information   to  be   furnished  by   you  to  the
      Corporation).

         s. The terms and provisions contained in Paragraph 11.16 of the Plan (concerning the absence of any obligation on your part to exercise Options).

         t. The terms and provisions contained in Paragraph 11.17 of the Plan (concerning the power and authority of the Committee to amend the terms and conditions of this Agreement).

         u. The terms and provisions contained in Paragraph 11.18 of the Plan (concerning remedies available to the Corporation in connection with the enforcement of the terms and provisions of this Agreement).

         v. The terms and  provisions contained  in Paragraph 11.19  of the Plan
      (concerning  your   confidentiality  obligation   with  respect   to  this
      Agreement).

         w. The terms and provisions contained in Paragraph 11.20 of the Plan (concerning consideration to be paid by you).

         x. The terms and provisions contained in Paragraph 11.21 of the Plan (concerning payment of taxes by you upon exercise of the Option).

         y. The terms and provisions contained in Section 12 of the Plan (concerning duration and amendment of the Plan and this Agreement).

         z. The terms and provisions contained in Section 13 of the Plan (concerning general matters relating to the Plan).

     5. Notice. Notices will be given and deemed delivered in accordance with Paragraph 13.14 of the Plan. The Corporation, the Committee and the Holder agree that any notices shall be given to the Corporation or the Holder at the following addresses:

         Corporation or            Pioneer Natural Resources Company
         Committee:                1400 Williams Square West
                                   5205 North O'Connor Boulevard
                                   Irving, Texas 75039
                                   Attn:  General Counsel

         Holder: At the Holder's current address as shown in the Corporation's records.

     6. Forfeiture. If you are an Employee and that employment relationship is voluntarily terminated by you for any reason (your "Voluntary Termination"), certain of the proceeds (gain) you receive from exercising any Option are subject to forfeiture, in accordance with the following provisions of this paragraph 6, if you compete against the Corporation.

     If you, directly or indirectly, either alone or with other persons or entities, do any of the following during the six-month period following the effective date of your Voluntary Termination (the "Voluntary Termination Date"):

         a. on behalf of or for the benefit of any Person other than the Corporation, recruit, hire, discuss or recommend for employment, any Person who at the time is, or within the preceding 12 months was, an Employee, or

         b. compete with the Corporation or any of its Subsidiaries, then you agree on demand (i) to sell to the Corporation all shares of Stock purchased upon exercise of any Options within 90 days prior to the Voluntary Termination Date which are then owned or held by you at a sale price per share equal to the Exercise Price, and (ii) with respect to shares of Stock purchased upon exercise of any Options within 90 days prior to the Voluntary Termination Date but which are no longer owned or held by you, to pay to the Corporation an amount equal to the difference between (A) the price at which you sold or otherwise disposed of such shares of Stock, and (B) the Exercise Price of such shares of Stock.

     Waiver of this forfeiture provision by the Corporation may be done only by a written document signed by a duly authorized officer of the Corporation.

     7. Governing Law. This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly, without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of [date].

                                 PIONEER NATURAL RESOURCES COMPANY


                                 By:
                                     -----------------------------------------